SECURITIES PURCHASE
                                       AND
                             REGISTRATION AGREEMENT
                   (PIGGYBACK AND DEMAND REGISTRATION RIGHTS)

                                    PARTIES:

     This Agreement is made and entered by and between KNIGHT TRANSPORTATION, INC., an Arizona corporation (the "Company"), and ACTION DELIVERY SERVICE, a Texas corporation ("ADS"), ACTION WAREHOUSE SERVICES, a Texas corporation ("AWS") and BOBBY R. ELLIS and FRANCES ELLIS, husband and wife ("Ellis"). ADS, AWS and Ellis are hereinafter referred to as "Sellers" or the "Shareholders."

                                 EFFECTIVE DATE:

     This Agreement is entered into and is effective as of March 13, 1999 (the "Effective Date").

                                    RECITALS:

     Sellers have agreed to sell to the Company certain of Sellers' assets pursuant to an Asset Purchase and Sale Agreement dated as of March 15, 1999 (the "Asset Purchase Agreement"). In consideration of Sellers' sale of the assets to the Company, the Company has agreed to deliver to Sellers 97,561 shares of the Company's Common Stock, par value $0.01 per share (the "Shares").

     The Company is a publicly reporting company under Section 12(g) of the Securities Exchange Act of 1934 and its Shares are traded on the NASDAQ National Market.

     Each Seller is a sophisticated person and has had access to all publicly available information concerning the Company.

     The Company and the Sellers wish to set forth the terms pursuant to which Sellers are accepting the Shares and wish to provide for certain registration rights which accrue to Sellers with respect to the Shares and which the Company hereby grant sellers.

                                   AGREEMENT:

     NOW, THEREFORE, the parties agree, as follows:

     Section 1. Information Provided to Sellers. The Sellers have received from the Company copies of (i) its most recent reports filed with the Securities and Exchange Commission ("SEC") on Form 10-K and the quarterly reports filed by the Company with the SEC on Form 10-Q, and the Company's most recent Information Statement. The Sellers have had an opportunity to ask questions and receive answers concerning the Company, its organization, business and prospects. The Sellers are familiar with the Company, its business, properties and financial condition. Sellers acknowledge that information concerning the Company is available publicly, through the SEC, through various Internet sources and brokerage houses. Each of the Sellers represents that it is an "accredited investor" (as defined in Section 2(15) of the Securities Act of 1933 (the "Act") and Rule 501 of Regulation D promulgated thereunder, and that it has had an opportunity to fully analyze and evaluate the risks of proceeding with the transaction contemplated by the Asset Purchase Agreement, and that it is fully capable of evaluating the risks and merits of the transaction and has consulted with its professional and financial advisors regarding the transactions contemplated by the Asset Purchase Agreement. Sellers and their advisors have substantial experience in evaluating businesses such as the Company. Each of Sellers agree that the Shares are acquired for investment only and will not be sold or distributed, unless registered in accordance with applicable law or unless an exemption from registration is available, in the opinion of counsel, acceptable to the Company or sale of the Shares is effected under SEC Rule 144. Seller understands that a legend to that effect will be placed on the Shares. Each of Sellers represents and warrants that in accepting the Shares as consideration under the Asset Purchase Agreement, the Sellers have relied solely upon the public information about the Company and that the Company has made no other representations or warranties to Sellers, other than are set forth in the Asset Purchase Agreement. Sellers acknowledge that the Shares delivered by Buyer have not been registered with the SEC, and that the Company's only obligation to register such shares is set forth in this Registration Agreement.

     Section 2. Registration Under The Securities Act of 1933.

          (a) Piggyback Rights. If the Company files a registration statement under the Act, which relates to a current offering of equity securities of the Company (except in connection with an offering of the Company's equity securities to its employees pursuant to any employee benefit or any stock option plan, or any dividend reinvestment plan maintained by the Company), such registration statement and the prospectus included therein shall, at the written request of the Shareholders, include, subject to any underwriter requirements or cutbacks, all or part of the Shares owned by such Shareholders under the registration statement so as to permit the public sale of the Shares by the Shareholders in compliance with the Act. The Company shall give written notice to the Shareholders of its intention to file a registration statement under the Act relating to an offering of its equity securities not less than sixty (60) days prior to the filing of such registration statement with the SEC or any successor in interest. The Shareholders' written request to the Company that all or a portion of their Shares be included in the registration statement, if made not later than thirty (30) days prior to the date specified in the notice as the date on which the Company intends to file its registration statement, shall allow the Shareholders to register all or part of their Shares under such registration statement. Neither the Company's delivery of notice nor delivery of a request by any Shareholder for registration shall in any way obligate the Company to file such registration statement and, notwithstanding the filing of such registration statement, the Company may, at any time prior to the effective date thereof, determine not to offer the securities to which such registration statement relates, without liability to the Shareholders, except in that event the Company shall pay all expenses of the registration statement incurred through the date the registration statement is withdrawn. The Company shall pay the entire cost of any registration of Shares to which this Section 2(a) applies, including without limitation, attorneys' fees, accounting fees, filing fees and printing costs, but excluding any underwriter's discount; provided, however, that the Shareholders shall be solely responsible for any underwriter discounts on any Shares sold by the Shareholders pursuant to any registration statement filed by the Company and for the Shareholders' pro rata share of any underwriter expenses. A Shareholder who exercises his rights under this Agreement is sometimes referred to herein as a "Selling Shareholder."

          (b)  Demand   Rights.   Upon  written   notice  to  the  Company  (the
"Registration Demand"), at any time beginning eleven (11) months after the Effective Date and within the three (3) year(s) period following the Effective Date hereof, given (i) by Sellers or (ii) by Ellis or at least two persons to whom the Shares have been transferred from ADS, or AWS or Ellis (individually and collectively, the "Selling Shareholders"), that such persons contemplate the sale or transfer of all or part of the Shares under circumstances that may require registration of such shares under the Act, the Company shall, at its own expense, as promptly as possible after receipt of such Registration Demand, file with the SEC a registration statement pursuant to Section 5 of the Act on the appropriate registration form, with respect to the offer and sale (or other disposition) of the Shares for which the Company shall have received such
Registration Demand. Within thirty (30) business days after receiving the Registration Demand, the Company shall notify all the Selling Shareholders and advise them that the Company is proceeding with the filing of a registration statement (or notification) and the Company shall offer to include for registration under such registration statement (or notification) the Shares of those Selling Shareholders. The Company shall not be obligated to register the Shares of any such Selling Shareholder unless such other Selling Shareholder accepts the Company's offer of registration in writing within ten (10) days after such offer is made. A Selling Shareholder shall make only one registration demand in any calendar year. The Company shall take all action necessary to file such registration statement and cause it to become effective within one hundred twenty (120) days after receipt of said Registration Demand. Except as provided below, the cost of such registration statement (including any attorneys' fees, accounting fees and underwriters' fees) shall be borne solely by the Selling Shareholders whose Shares are registered, on a pro rata basis in proportion to the Shares owned by each Selling Shareholder, if the Company elects not to offer any Shares for its own account pursuant to the registration statement or notification; provided that if the Company includes any of its Shares in such registration statement or notification, the Company shall pay all costs of such registration, other than the underwriter's discount and any underwriter expenses. Any provision of this Section 2 notwithstanding, if any registration demand is made by Ellis, the Company agrees to pay all costs of such registration, without regard to whether the Company is registering Shares for sale on its own account, but Ellis shall be responsible for any underwriter's discount and underwriter's expenses.

If only the Shares of the Selling Shareholders are included in such notification or registration statement, no Shares of the Company shall be registered for a period of 90 days following the date offering of the Shares is completed. Demand registration rights under this Section 2(b) shall terminate on the day prior to the third anniversary of the Effective Date.

          (c) In each instance in which, pursuant to Section 2(a) or 2(b) of this Section 2, the Company shall take any action to permit a public offering or sale, or other distribution of the Shares, the Company shall:

               (i) keep effective until the earlier of (A) the date all registered Shares are sold or (B) two hundred and seventy (270) days after the initial effective date of such registration statement (or notification), and take such other action as may be necessary to keep effective (and pay all expenses related to) such other registrations and qualifications (including those required by the securities laws of any state in which the Shares are offered or sold), and do any and all other acts and things necessary to permit the public sale or other disposition of the Shares by such Selling Shareholders.

               (ii) indemnify and hold harmless each underwriter, within the meaning of the Act, to the extent required by any underwriting agreement or, if greater, to the extent required by this Agreement.

               (iii) indemnify and hold harmless each Selling Shareholder to the extent required in any underwriting agreement or, if greater, to the extent provided in this Agreement.

          (d) For purposes of this Section 2, the term "equity securities" means any class or series of common or preferred stock of the Company.

          (e) If any Shares registered under this Agreement are offered through an underwriter, each Selling Shareholder and the Company each agrees (i) to execute any underwriting agreement requested by the underwriter, (ii) furnish any indemnity in the customary form required by the underwriter, (iii) furnish any information required by the underwriter, and (iv) take any other action reasonably necessary to satisfy the underwriting conditions or to cause the registration statement to become effective. The rights of any Selling Shareholder under this Agreement shall be subject to and limited by the terms and conditions of any indemnity agreement and any other conditions the underwriter may impose. The failure of a Selling Shareholder to comply with the provision of this Section 2(e) shall relieve the Company of the obligation to register the Shares as provided by this Agreement.

     Section 3. Compliance With Law.

     Any registration statement filed by the Company pursuant to the Act shall comply in all respects with the Act and all rules and regulations of the SEC applicable to such registration statement. At such time as any registration statement (or notice) becomes effective, the Company shall supply to the Selling Shareholders and to any person or underwriter acting on their behalf, sufficient copies of the prospectus used in connection with the registration statement for the Selling Shareholder to sell publicly the registered Shares. With respect to any registration of Shares subject to this Agreement, the Company, at its expense, agrees to qualify or register the Shares in any state in which the Selling Shareholder requests that the Shares be qualified or registered, to the extent that the Company is reasonably able to do so, and the Company shall maintain such qualification or registration in effect for so long as the registration statement is in effect.

     Section  4.  Selling   Shareholders'  Consent  and  Obligation  to  Furnish
Information.

     The Selling Shareholders shall promptly provide to the Company such consents and information as may be reasonably required by the Company in order to perform its obligations under Section 1 hereof. It shall be a condition precedent to the obligations of the Company to take any action pursuant to
Section 2(a), 2(b), 2(c), 7(a) or 7(b) that the Selling Shareholders shall furnish to the Company such information regarding the Selling Shareholders and the Shares held by them, and the intended method of disposition of such securities as shall be required to effect the registration of the Shares.

     Section 5. "Market Stand-Off" Agreement.

     The Selling Shareholders agree that they will not, to the extent requested by the Company and an underwriter, sell or otherwise transfer or dispose of any Shares (other than Shares being registered in such offering) for up to that period of time following the effective date of a registration statement of the Company filed under the Act as is requested by the managing underwriter(s) of such offering. The Company agrees that any lock-up agreement obtained by the underwriter with respect to the Selling Shareholders will be no longer than any similar agreement applicable to the Company in connection with any Shares of the Company registered by the Company pursuant to such registration statement. The Selling Shareholders agree to execute any lock-up agreement required by the managing underwriter.

     Section 6. Reports.

     In connection with any registration of its Shares, the Company at all times will comply with the Act and will file such reports and disclosures as may be required by the Act or any rules or regulations promulgated thereunder. If the Company is subject to the Securities Exchange Act of 1934 (the "Exchange Act"), the Company agrees to file timely all reports required by the

Exchange Act. If the Company is a listed company on NASDAQ or any national securities exchange, the Company shall file all reports necessary to maintain such listing.

     Section 7. Indemnification.

          (a) Company. The Company agrees to indemnify and hold harmless any Selling Shareholder and any underwriter, to the extent applicable, and any person who, within the meaning of the Act (or the Exchange Act), controls any of such persons (hereafter, individually and collectively, the "Selling Group") for, from, and against any losses, claims, damages, or liabilities, joint and several, to which the Selling Group, or any of them, may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a registration statement, or the prospectus which is a part thereof, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to be stated therein to make the statements therein not misleading; and will reimburse the Selling Group and each of them, for any legal or other expenses and costs reasonably incurred by them in connection with the investigation or defense of any such loss, claim, damage, liability, or action; provided, however, that the Company will not be liable under this Section 7(a) if any such loss, claim, or liability arises solely out of or is based solely on an untrue statement or alleged untrue statement or omission or alleged omission made in the registration statement or the prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Selling Group or any of them. A member of the Selling Group, who is treated as a control person under the Act or the Exchange Act, shall be covered by and included within the indemnity provided by this
Section 7(a) for all losses, claims, damages, liabilities, and expenses asserted in connection with the registration statement, notice or the sale of the Shares, whether or not based on Section 15 of the Act or Section 20 of the Exchange Act. The indemnity obligation provided herein is in addition to any liability or obligation which the Company may otherwise have to the Selling Group or any of them or which may exist at common law or under any applicable statute.

          (b) Selling Group. Each member of the Selling Group, severally, but not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who signs the registration statement, and any person who controls the Company within the meaning of the Act (or the Exchange
Act) for, from and against any losses, claims, damages, or liabilities to which the Company or any such director or officer or controlling person may become subject, under the Act, the Exchange Act, or otherwise, if such losses, claims, damages, or liabilities (or actions in respect hereof) arise solely out of or are based solely on any untrue or alleged untrue statement of a material fact contained in the registration statement, the prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to be stated therein to make the statements therein not misleading, in each case if, and only if, such untrue statement or alleged untrue statement or omission or alleged omission was made in the registration statement, the prospectus or such amendment or supplement in reliance upon and in conformity with written information concerning such member of the Selling Group furnished to the Company by or on behalf of such member of the Selling Group for use in the registration statement and the prospectus or any amendment or supplement thereto, and will reimburse any legal or other expense reasonably incurred by the Company or such director or officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action. This indemnity obligation provided hereunder is in addition to any other liability or obligation which the Selling Group or each member of the Selling Group separately may otherwise have to the Company or which may exist at common law or under any applicable statute.

          (c) Claims.  Promptly after receipt by an indemnified party under this
Section 7(c) of notice of the commencement of any action or the initiation of any proceeding (including, without limitation, arbitration), the indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7(c), notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 7(c), unless failure to notify prejudices or causes material harm to the indemnifying party. In case any such action is brought against any indemnified party and such indemnified party notifies any indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof with counsel who shall be reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7(c) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In any such action, any indemnified party shall have the right to retain his own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the reten tion of such counsel, or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing or conflicting interests between them. The indemnifying party shall not be liable for any settlement of any proceeding or claim effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party for, from and against any loss or liability by reason of such settlement or judgment. The indemnified party shall cooperate fully in the defense of any claim subject to indemnification hereunder and shall, without limiting this duty of cooperation, make himself available for pretrial investigation and preparation, depositions, and interviews by the indemnifying party's legal counsel.

          (d) Enforceability. If the indemnification provided in Sections 7(a), 7(b) and 7(c), is, for any reason, other than as specified in such subparagraphs, held by a court to be unavailable and the Company, the Selling Group, or any member thereof has been required to pay damages as a result of a determination by a court that the preliminary prospectus, registration state-ment, the prospectus, or any amendment or supplement thereto contains an untrue statement of a material fact or omits to state a material fact necessary to be stated therein to make the statements therein not misleading, then the Company shall contribute to the damages paid by the Selling Group or any member thereof, and the Selling Group shall contribute to the damages paid by the Company, but in each case only to the extent that such damages arise out of or are based upon such untrue statement or omission, in such proportion as is appropriate to reflect the relative fault of the Company, the Selling Group, or any member thereof in connection with the statements or omissions which resulted in such damages, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company, the Selling Group, or any member thereof, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such untrue statement or omission. For purposes of this Section 7(d), the term "damages" shall include any legal and other expenses reasonably incurred by the Company, the Selling Group, or any member thereof in connection with investi gating and defending any action or claim which is the subject of the contribution provisions of this Section 7(d). No person adjudged guilty of fraudulent misrepresentation within the meaning of
Section 11 of the Act shall be entitled to contribution from any person who was not adjudged guilty of such fraudulent misrepresentation.

          (e) Term. The agreements contained in Sections 7(a) through (d) shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Selling Group or any of them, or by or on behalf of the Company, any of its directors or officers, or any person controlling the Company, and (ii) any termination of this Agreement. A successor of the Selling Group, or any of them, or of the Company, or any director or officer thereof, or any person controlling the Selling Group or the Company shall be entitled to the benefits of the agreements contained in Sections 7(a) through (e) herein.

     Section 8. Notice.

     Any notices required or permitted to be given hereunder shall be in writing and may be served personally or by mail; and if served shall be addressed as follows:

     If to the Company:

              Knight Transportation, Inc.
              Attn:  Kevin P. Knight
              Chief Executive Officer
              5601 West Buckeye Road
              Phoenix, Arizona 85043
              Telephone:  602-269-2000
              Facsimile:   602-269-8409

     With a copy to:

              Ryley, Carlock & Applewhite
              101 North First Avenue, Suite 2700
              Phoenix, Arizona 85003
              Attn:  James E. Brophy, III
              Telephone:  602-258-7701
              Facsimile:   602-257-9587

     If to the Selling Shareholder:

              Mr. Bobby R. Ellis
              1812 Hill Valley Drive
              Arlington, Texas  76013
              Telephone:  817-429-1344

     With a copy to:

              McLean & Sanders
              Attn:  A. William Brackett
              100 Main Street
              Fort Worth, Texas 76102-3090
              Telephone:  (817) 338-1700
              Facsimile:   (817) 870-2265

     Any notice (or response to notice) given by mail shall be deemed given and received if personally delivered by commercial courier or mail at the address as specified above. Notice given personally shall be deemed given and received upon delivery to the party to whom such notice is addressed. Any party may by written notice to the other specify a different address for notice purposes.

     Section 9. Binding Agreement, Assignability.

     This Agreement shall be binding upon each of the parties hereto and the heirs, successors and assigns of each. The registration rights hereunder are assignable, but only in connection with the sale or transfer of the Shares; the foregoing notwithstanding, any pledgee (and any assignee or successor of such pledgee) of all or part of the Shares shall have the same rights to require or obtain registration of the Shares as the Selling Shareholder who is the record owner of such pledged Shares, and the pledgee of such Shares shall be deemed to be a third party beneficiary of the Agreement who is entitled to enforce the terms and conditions hereof to the same extent as if such pledgee were a Selling Shareholder of the Shares so pledged.

     Section 10. Attorneys' Fees.

     In the event any legal action or proceeding of any nature (including arbitration) is brought by any party hereto to enforce its rights hereunder, the prevailing party shall be entitled to attorneys' fees and all costs and expenses, whether or not such costs and expenses are taxable. The parties agree that failure to register the Shares as required hereunder may cause irreparable harm to the party seeking registration; accordingly, the parties agree that the remedy of specific performance is available to any nonbreaching party hereunder.

     Section 11. Recitals.

     The recitals shall constitute part of this Agreement.

     Section 12. Duration.

     Seller's registration rights under this Agreement shall terminate on the earlier of (i) the date all Shares subject to this Agreement have been registered with the SEC, or (ii) the third anniversary of the Effective Date of this Agreement.

     Section 13. Governing Law.

     This Agreement shall be governed by and construed under the laws of the State of Arizona.

     EXECUTED as of the Effective Date first above written.

                       KNIGHT TRANSPORTATION, INC.,
                       an Arizona corporation


                       By: /s/ Kevin P. Knight
                          ----------------------------------
                            Kevin P. Knight
                            Its:  Chief Executive Officer


                       KNIGHT ACQUISITION CORPORATION


                       By: /s/ Kevin P. Knight
                          ----------------------------------
                            Kevin P. Knight
                            Its:  Chief Executive Officer
                                ----------------------------

                       ACTION DELIVERY SERVICE, a Texas
                       corporation


                       By: /s/ Bobby R. Ellis
                          ----------------------------------
                            Bobby R. Ellis
                            Its:  Chief Executive Officer


                       ACTION WAREHOUSE SERVICES, a Texas
                       corporation


                       By: /s/ Bobby R. Ellis
                          ----------------------------------
                            Bobby R. Ellis
                            Its:
                                ----------------------------

                       /s/ Bobby R. Ellis
                       -------------------------------------
                       BOBBY R. ELLIS

                       /s/ Frances R. Ellis
                       -------------------------------------
                       FRANCES ELLIS

                                      -10-